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                                                                  Exhibit 10.119

                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of April 2003 by and between Spacehab, Incorporated, a Washington State corporation (the "Company") and Michael E. Kearney (the "Employee").

           WHEREAS, the Company desires to employ Employee under the terms and conditions of this Agreement for the purpose of providing services in furtherance of the Company's business and such other businesses in which the Company may be engaged during the term of this Agreement (referred to collectively as the "Business") and Employee desires to be employed by the Company for that purpose; and

           WHEREAS, Employee, in the course of performing such services, will have access to confidential financial information, trade secrets, and other confidential and proprietary information of the Company;

           THEREFORE, in consideration of these recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.   EMPLOYMENT

           1.1 Duties. The Company will employ Employee as President and Chief Executive Officer for the term of this Agreement. Employee will be assigned such duties with regard to the Business as are generally performed by such an employee of the Company, and such other duties as may from time to time be assigned to Employee by the Company's Board of Directors.

           1.2 Performance. Employee will devote his exclusive and full professional time and attention to his duties as an employee of the Company (except as hereinafter permitted) and to perform such duties in an efficient, trustworthy and businesslike manner. In addition, Employee will not render to others any service of any kind for compensation or engage in any other business activity (including without limitation any involvement in any business in which the Employee has any administrative or operating responsibility) except as to any other activities which are approved in writing by the Board of Directors or its designee.

SECTION 2.   TERM OF EMPLOYMENT

           2.1 Term. The initial term of employment of Employee pursuant to this Agreement shall be a period of two years from the commencement date of this Agreement, such date being the 1st day of April, 2003 (the "Commencement Date") through March 31, 2005. Unless written notice is provided to Employee by Company at least sixty (60) days prior to the end of the initial term of this Agreement or any extension thereof, as applicable, the term of this Agreement will automatically be extended for

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successive one year periods. Notwithstanding the foregoing, Employee's employment may be sooner terminated as described in Sections 2.2 through 2.5 hereof.

           2.2 Termination for Cause. The Company shall have the right to terminate this Agreement by written notice for the following causes (a "Termination for Cause"):

               (a) Conduct which is detrimental to the Company's reputation, goodwill or business operations;

               (b) Neglect of Employee's duties or breach of Employee's duties or any failure to perform satisfactorily such duties, or misconduct in discharging such duties;

               (c) Employee's repeated absence from his duties without the consent of the Board of Directors or its designee;

               (d) Employee's failure or refusal to comply with the directions of the Board of Directors or its designee, or with the policies, standards and regulations of the Company;

               (e) Commission by Employee of any act of fraud or dishonesty;

               (f) Conviction of Employee for, or entry of a plea of guilty or nolo contendere by Employee with respect to, any criminal act;

               (g) Breach or threatened breach of the restrictive covenants set forth in Section 5 of this Agreement.

               Upon any Termination for Cause, payment of all compensation to Employee under Section 3 of this Agreement shall cease immediately.

           2.3 Termination by the Company Due to Disability or Death. Employee acknowledges that his duties pursuant to this Agreement, including without limitation Section 1.1, constitute the essential functions of his job. If Employee is unable to perform his duties under this Agreement by reason of illness or other physical or mental disability, the Company may notify him that an event of disability ("Event of Disability") exists whereupon, provided he remains disabled, Employee shall continue to receive the compensation described in Section 3 hereof for a period of three (3) months after the date of the Event of Disability. Such payments shall be reduced by any disability payment to which Employee may be entitled in lieu of such compensation but not by any disability payment for which Employee has privately contracted without the Company's involvement. At the expiration of the three-month period, payment of such compensation pursuant to Section 3 shall cease and this Agreement may be terminated by the Company at its sole discretion. The term "disability" as used herein shall mean a condition which prohibits Employee from performing his duties hereunder with reasonable accommodation which he may request. If Employee should die before the termination of this Agreement, Employee's compensation under Section 3 hereof shall terminate upon the date of his death.

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           2.4 Voluntary Termination. In the event Employee voluntarily terminates his employment for any reason during the term of this Agreement or if the Company terminates Employee's employment for Cause, payment of all compensation under Section 3 shall immediately cease.

           2.5 Termination by the Company Other than for Cause. The Company shall have the right to terminate the employment of the Employee without Cause whether during the initial term of any extension thereof upon written notice to the Employee. If the Company terminates the employment of the Employee without Cause pursuant to this Section 2.5, the Employee shall receive his Base Salary (as defined below) plus the benefits described in Section 3.4 hereof for a period of twelve months from the termination date.

           2.6 Changes Upon a Change in Control. In the event following a Change of Control (as that term is defined in Appendix A hereto) Employee's employment is terminated or there is a material reduction in Employee's compensation or authority, perquisites, position, title or responsibilities or the Employee is required to relocate from the Houston, Texas area then the Company or its successor shall pay to Employee (or his estate or representative) a lump sum equal to twice the sum of (1) the Employee's then current Base Salary and (2) the average of the last two annual bonuses paid to Employee and for a two year period the benefits described in Section 3.4 hereof.

SECTION 3.   COMPENSATION

           3.1 Annual Salary. The Company shall pay to Employee an initial salary of $315,000 payable in equal bi-monthly installments, or more frequently if the Board of Directors determines that such salary shall be paid in more frequent installments. The initial salary may be increased but not decreased by the Company on a periodic basis. The salary in effect from time to time shall constitute the Employee's "Base Salary."

           3.2 Incentive Compensation. Employee will be entitled to participate in all bonus and incentive compensation plans as may be maintained by the Company for its management generally.

           3.3 Reimbursement of Business Expenses. During the term of this Agreement, the Company will reimburse the Employee for all authorized, ordinary and necessary business expenses incurred by him in connection with the Business. Reimbursement of such expenses shall be paid monthly, upon submission by Employee to the Company of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business purpose of any expenditures.

           3.4 Benefits. During the term of this Agreement, Employee will be entitled to such insurance, medical, savings, and investment plans, vacation, sick leave, holiday and other benefits as may be given from time to time to other employees of the Company set forth from time to time by the Board of Directors.

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SECTION 4.   ALL BUSINESS TO BE THE PROPERTY OF THE COMPANY

           4.1 Business to be Property of the Company. Employee agrees that any and all business and "confidential information" (as defined in Section 5.1 hereof) which are part of or relate to the Business and which are or have been developed by him or by any employee of the Company or any of its affiliates or subsidiaries, or their respective successors, including, without limitation, contracts, fees, commissions, customer lists and any other incident of any business developed by the Company, or carried on by Employee for the Company, are and shall be the exclusive property of the Company for their sole use.

SECTION 5.   COVENANTS OF NONDISCLOSURE, NONSOLICITATION AND NONCOMPETITION

           5.1 Nondisclosure. Employee shall not at any time during or after termination of Employee's employment with the Company, directly or indirectly, use any proprietary, "confidential information" of the Company, for any purpose not associated with Company activities, or disseminate or disclose any such information to any person or entity not affiliated with the Company. Such proprietary, "confidential information" includes, without limitation, customer lists, computer technology, programs and data, whether online or off-loaded on disk format, sales, marketing and prospecting methodologies, plans and materials, and any other such plans, programs, methodologies and materials used in managing, marketing or furthering the Business. Upon termination of Employee's employment with the Company, Employee will return all documents, records, notebooks, manuals, plans and materials, computer disks and similar repositories of or containing Company proprietary, "confidential information", including all copies thereof, then in Employee's possession or control, whether prepared by Employee or otherwise. Employee will undertake all reasonably necessary and appropriate steps to ensure that the confidentiality of Company proprietary, "confidential information" shall be maintained.

           5.2 Nonsolicitation. While Employee is employed by the Company, and for a period of one year following termination of Employee's employment, Employee agrees to the following:

               (a) Not to directly or indirectly contact, solicit, serve, cater or provide services to any customer, client, organization or person who, or which, has had a business relationship with the Company during the twelve (12) month period preceding Employee's termination;

               (b) Not to directly or indirectly influence or attempt to influence any customer, client, organization or person who, or which, has had a business relationship with the Company during the twelve (12) month period preceding Employee's termination to direct or transfer away any business or patronage from the Company;

               (c) Not to directly or indirectly solicit or attempt to solicit any employee, officer or director to leave the Company, or to contact any customer or client

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in order to influence or attempt to influence the directing or transferring of any business or patronage away from the Company;

               (d) Not to directly or indirectly interfere with or disrupt any relationship, contractual or otherwise, between the Company and their respective customers, clients, employees, independent contractors, agents, suppliers, distributors or other similar parties; and

               (e) To advise any and all employers or potential employers of Employee's obligations hereunder.

           5.3 Noncompetition. While Employee is employed by the Company, and for a period of one year following termination of Employee's employment, Employee agrees that he will neither, directly or indirectly, engage or hold an interest in any business competing with the Business as then conducted by the Company or their respective successors, nor directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of a publicly held corporation), joint venturer, officer, director, partner, employee or consultant, or otherwise engage or invest or participate in, any business which shall compete with the Business as then conducted by the Company, or their respective successors.

           5.4 Applicability. The provisions of Sections 5.1, 5.2, and 5.3 immediately preceding shall remain in effect in accordance with their respective terms notwithstanding any termination of Employee's employment with the Company or its successors, regardless of the cause or circumstances thereof and whether such termination was voluntary or involuntary. Further, Employee's covenants of nondisclosure, noncompetition and nonsolicitation along with the Company's remedies for the breach or threatened breach of those covenants shall remain in effect in accordance with their respective terms following any termination of this Agreement.

           5.5 Remedies. In view of the services which Employee will perform hereunder, which are special, unique, extraordinary and intellectual in character, which place him in a position of confidence and trust with the customers and employees of the Company and which provide him with access to confidential financial information, trade secrets, "know-how" and other confidential and proprietary information of the Company, in view of the geographic scope and nature of the business in which the Company are engaged, and recognizing the value of this Agreement to him, Employee expressly acknowledges that the restrictive covenants set forth in this Agreement, including, without limitation, the duration, the business scope and the geographic scope of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Company, and that the enforcement of such restrictive covenants will not prevent him from earning a livelihood. Employee further acknowledges that the remedy at law for any breach or threatened breach of this Agreement will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive or any other appropriate form of equitable relief. In the event Employee breaches or threatens to

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breach these restrictive covenants, he shall not receive any further payments from the Company pursuant to this Agreement.

SECTION 6.   MISCELLANEOUS PROVISIONS

           6.1 Assignment and Performance. The Company may assign its rights and obligations under this Agreement to the Company or to any corporation or other entity without Employee's consent. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. Employee's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

           6.2 Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall only be deemed to be duly given if made in writing and sent by first class mail, overnight courier, or telecopy to the following addresses:

                       Spacehab Incorporated
                       12130 Highway 3
                       Building One
                       Webster, Texas 77598

                       and

                       Michael E. Kearney
                       6103 Newcastle Street
                       Bellaire, TX 77401

           6.3 Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

           6.4 Amendment and Waiver. This Agreement constitutes the entire agreement between the parties hereto as to the matters addressed herein and supercedes any and all prior agreements or understandings with respect to such matters. This Agreement may be modified, amended or waived only by a written instrument signed by all the parties hereto. No waiver or breach of any provision hereof shall be a waiver of any future breach, whether similar or dissimilar in nature.

           6.5 Injunctive Relief. The parties hereto agree that money damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Agreement and thus, in any such event, the Company may, either with or

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without pursuing any potential damage remedies, immediately obtain and enforce any injunction prohibiting Employee from violating this Agreement.

           6.6 Applicable Law. This Agreement has been made and its validity, performance and effect shall be determined in accordance with the laws of the State of Texas.

           6.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           6.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any ways the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

           6.9 Non-Waiver of Rights and Breaches. No failure or delay of any party herein in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        SPACEHAB, INCORPORATED


                                        By:   /s/  Shelley A. Harrison
                                           ------------------------------
                                           Name:  Shelley A. Harrison
                                           Title: Chairman


                                        EMPLOYEE:


                                        /s/  Michael E. Kearney
                                        -------------------------------
                                        Michael E. Kearney

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                                    Exhibit A

           "Change in Control" of the Company shall be deemed to occur on: (i) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Act, other than the Company and its subsidiaries as determined immediately prior to that date, in a transaction or series of transactions has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under such Act) of 20% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company; (ii) the date on which one-third or more of the members of the Board of Directors of the Company shall consist of persons other than Current Directors (for these purposes, a "Current Director" shall mean any member of the Board of Directors of the Company as of the effective date of the Plan and any successor of a Current Director whose nomination or election has been approved by a majority of the Current Directors then on the Board of Directors of the Company); or (iii) the date of approval by the shareholders of the Company of an agreement providing for (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Company.

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